UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2013

Gentiva Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15669	36-4335801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400 Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

On October 18, 2013 (the “Closing Date”), Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), completed its acquisition of Harden Healthcare Holdings, Inc., a Delaware corporation (“Harden”), pursuant to that certain Agreement and Plan of Merger, dated as of September 18, 2013 (the “Merger Agreement”), by and among Gentiva, Harden, Javelin Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Gentiva (“Merger Sub”), Javelin Healthcare Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Gentiva (“LLC Sub”), R. Steven Hicks, as representative of Harden’s stockholders (the “Stockholder Representative”), the Harden stockholders party thereto (the “Sellers”) and CTLTC Real Estate, LLC, a Texas limited liability company (“DistributionCo”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Harden, with Harden surviving the merger as a wholly owned subsidiary of Gentiva (the “First Merger”), immediately following which Harden merged with and into LLC Sub, with LLC Sub (the “Surviving Company”) surviving the merger (the “Second Merger” and, collectively with the First Merger, the “Mergers”).

Upon consummation of the Mergers, Gentiva acquired Harden’s home health, hospice and community care businesses, and, in connection with, and immediately prior to, the consummation of the Mergers, Harden transferred the assets and liabilities of its long-term care business and its New York home health care business to DistributionCo, which spun off the ownership interest in DistributionCo to certain of the Sellers.

Pursuant to the Merger Agreement, Gentiva paid an aggregate purchase price equal to approximately $408.8 million, comprising approximately $355.0 million in cash (the “Cash Consideration”) and $53.8 million in shares of Gentiva’s common stock, par value $0.10 per share (the “Consideration Shares”).

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Gentiva’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2013.

The Consideration Shares issued on the Closing Date have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Gentiva offered the Consideration Shares in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each Seller represented to Gentiva that such Seller was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that such Seller was acquiring the Consideration Shares for investment and not with a view to distribution thereof.

On the Closing Date, Gentiva entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) among the Sellers and the Stockholder Representative, pursuant to which Gentiva has agreed to file, not later than thirty days following the Closing Date, a shelf registration statement on Form S-3 or such other form as may be available to it registering the resale of the Consideration Shares by the Sellers. Gentiva has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as soon as reasonably practicable following the filing thereof, and Gentiva has agreed to keep such registration effective until the earlier of (i) the disposition of the

Consideration Shares under such registration statement, (ii) the date on which the Consideration Shares may be sold without manner of sale, volume or other restriction pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) the Consideration Shares cease to be outstanding. Pursuant to the Stockholders’ Agreement, Gentiva has additionally granted the Sellers certain piggyback registration rights, subject to customary underwriter cutback provisions. Additionally, subject to certain exceptions, the Sellers have agreed not to sell or otherwise transfer 50% of certain of the Consideration Shares received on the Closing Date for a period of one year immediately following the Closing Date.

The foregoing description of the Stockholders’ Agreement is only a summary and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, Gentiva entered into a new Senior Secured Credit Agreement (the “Credit Agreement”) by and among Gentiva, Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, the other lenders party thereto (collectively, the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Bank of Montreal, General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as Co-Documentation Agents, which provides for a $670 million term loan B facility (“Term Loan B”), a $155 million term loan C facility (“Term Loan C” and, together with Term Loan B, the “Term Loans”) and a $100 million revolving credit facility, including an $80 million sublimit for the issuance of standby letters of credit and a $15 million sublimit for swingline loans (the “Revolving Facility”), each of which is guaranteed jointly and severally by substantially all of Gentiva’s wholly owned domestic subsidiaries, including Harden and its subsidiaries (collectively, the “Guarantors”), and is secured by a first-priority security interest in substantially all of Gentiva’s and the Guarantors’ existing and future assets.

Interest Rate and Fees

Borrowings under the Revolving Facility and the Term Loans bear interest at a rate equal to an “Applicable Rate” plus, at Gentiva’s option, either (a) a base rate (the “Base Rate” and loans based on such rate, “Base Rate Loans”) determined by reference to the highest of (1) the rate of interest in effect as publicly announced from time to time by the Administrative Agent as its “prime rate”, (2) the federal funds rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs, plus 1.00%, or (b) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs (the “Eurodollar Rate” and loans based on such rate, “Eurodollar Rate Loans”).

The “Applicable Rate” means (a) in respect of Term Loan B, 4.25% per annum for Base Rate Loans and 5.25% per annum for Eurodollar Rate Loans, (b) in respect of Term Loan C, 3.50% per annum for Base Rate Loans and 4.50% for Eurodollar Rate Loans and (c) in respect of the Revolving Facility, 3.50% per annum for Base Rate Loans and 4.50% per annum for Eurodollar Rate Loans, except that the Applicable Rate in respect of the Revolving Facility will be 3.25% per annum for Base Rate Loans and 4.25% per annum for Eurodollar Rate Loans if Gentiva’s consolidated leverage ratio is less than 4.00 to 1.00. In no event will the Base Rate or the Eurodollar Rate applicable to the Term Loans be less than 2.25% or 1.25% per annum, respectively.

Gentiva is required to pay a commitment fee to the Lenders under the Revolving Facility in respect of the unutilized commitments thereunder calculated at the rate of 0.50% per annum, which fee will decrease to 0.375% for any fiscal quarter for which Gentiva’s consolidated leverage ratio is less than or equal to 4:00 to 1:00 as of the end of such fiscal quarter. Gentiva must also pay customary letter of credit fees.

Maturity

Both Term Loan C and the Revolving Facility mature five years after the Closing Date. Term Loan B matures six years after the Closing Date. If Gentiva’s 11.5% Senior Notes due September 1, 2018 (or any replacement thereof) remain outstanding on the date that is six-months prior to September 1, 2018 (the “Acceleration Date”), and such notes (or any replacement thereof) would mature on or prior to the date that is 180 days after the maturity date of the Term Loan B, then the maturity date with respect to the Term Loans and the Revolving Facility will automatically accelerate and become due on the Acceleration Date.

Scheduled Amortization

Term Loan B is subject to annual amortization in an aggregate principal amount equal to 1.00% of the initial aggregate term advances thereunder, payable in equal quarterly installments commencing on the last day of the first full fiscal quarter ended after the Closing Date.

Term Loan C is subject to increasing annual amortization of the aggregate principal amount of the initial Term Loan C advances, which is payable in equal quarterly installments, commencing March 31, 2014. The balance of Term Loan C will be due and payable at maturity.

Prepayments

Gentiva may voluntarily repay the Term Loans or outstanding loans under the Revolving Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. If the Term Loans are repriced or refinanced at a lower interest rate at any time during the one-year period immediately following the Closing Date, Gentiva will be required to pay a premium equal to 1% based on the amount of Term Loans refinanced or in the case of a repricing amendment, the amount of applicable repriced Term Loans then outstanding.

Prepayments are required in connection with (i) certain asset sales, (ii) certain extraordinary receipts such as certain insurance proceeds, (iii) cash proceeds from the issuance of certain debt, and (iv) 50% of “Excess Cash Flow” (as defined in the Credit Agreement) with two step-downs based on leverage.

Guarantees and Security

On the Closing Date, the Guarantors entered into a Guaranty Agreement (the “Guaranty Agreement”) with the Administrative Agent, pursuant to which the Guarantors have agreed, jointly and severally, to guarantee all obligations of Gentiva under the Credit Agreement. Additionally, Gentiva and the Guarantors entered into a Security Agreement (the “Security Agreement”) with the Administrative Agent, pursuant to which Gentiva and the Guarantors have granted to the Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in substantially all of their present and future real, personal and intangible assets, including the pledge of 100% of all outstanding capital stock of substantially all of Gentiva’s domestic subsidiaries, to secure full payment of all obligations of Gentiva under the Credit Agreement.

Certain Covenants and Events of Default

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, Gentiva’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	create liens;

•	enter into sale-leaseback transactions;

•	engage in mergers or consolidations with or into other companies;

•	sell assets;

•	pay dividends and distributions or repurchase its capital stock;

•	make investments, loans or advances;

•	make certain acquisitions;

•	engage in transactions with affiliates;

•	amend material agreements (including its organizational documents and those of its subsidiaries);

•	repay certain indebtedness;

•	change the nature of its business;

•	change its accounting policies and practices; and

•	grant negative pledges.

In addition, the Credit Agreement requires that Gentiva adhere to certain financial covenants and maintain a maximum total leverage ratio. The Credit Agreement also contains customary affirmative covenants and events of default.

Use of Proceeds and Termination of Original Facility

Gentiva used a combination of cash on hand and the proceeds from the Term Loans and a portion of the Revolving Facility to pay the Cash Consideration, repay certain of Harden’s outstanding debt and repay all amounts outstanding under Gentiva’s existing credit facility with Bank of America, dated as of August 17, 2010 (as amended, the “Original Facility”). On the Closing Date, Gentiva terminated the Original Facility, together with all other agreements and instruments ancillary thereto. The material terms of the Original Facility are described in Gentiva’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources, and such description is incorporated herein by reference.

The foregoing description of the Credit Agreement, the Guaranty Agreement and the Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, the Guaranty Agreement and the Security Agreement, which instruments are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on the Closing Date, in accordance with the Stockholders’ Agreement, Gentiva’s Board of Directors (the “Board”) appointed R. Steven Hicks to serve on the Board as its Vice Chairman. Mr. Hicks will serve until Gentiva’s next annual meeting of stockholders, at which time Mr. Hicks will be nominated for election at such meeting. Since 2000, Mr. Hicks has been the Chairman of Capstar Partners, LLC, a Texas limited liability company (“Capstar”).

On the Closing Date, Gentiva entered into a five-year consulting agreement (the “Consulting Agreement”) with Javelin Healthcare Holdings, LLC, now named Harden Healthcare Holdings, LLC and an indirectly owned subsidiary of Gentiva, and Capstar, pursuant to which Capstar will provide the Surviving Company with certain transitional, strategic or commercial matters, including assistance with the development and maintenance of relationships with key customers and third party payors, and any other services as may appear to the Surviving Company from time to time to be necessary or appropriate in connection with the foregoing. Pursuant to the Consulting Agreement, Gentiva and the Surviving Company have agreed to pay Capstar an amount equal to $1.0 million per year (commencing as of January 1, 2014) if the Community Care Rate (as defined in the Consulting Agreement) exceeds the Base Community Care Rate (as defined in the Consulting Agreement). If for a given year the Community Care Rate fails to exceed the Base Community Care Rate, Capstar will not be entitled to any payment under the Consulting Agreement for such year.

Additionally, on the Closing Date, Gentiva entered into an agreement pursuant to which Capstar Investment Partners, L.P., a Texas limited partnership in which Mr. Hicks has an indirect material interest (“Capstar L.P.”), has agreed, to terminate a certain sublease agreement in connection with the consummation of the Mergers. Under this agreement, Gentiva has agreed to pay Capstar L.P., for each of five calendar years commencing January 1, 2014, an amount equal to either (i) $750,000 if the Community Care Rate exceeds the Base Community Care Rate for such year and (ii) zero dollars if the Community Care Rate fails to exceed the Base Community Care Rate for such year.

As a director of Gentiva, Mr. Hicks will receive compensation as a non-employee director in accordance with Gentiva’s non-employee director compensation practices described in Gentiva’s Annual Proxy Statement filed with the Commission on March 28, 2013.

Except for the Stockholders’ Agreement, there are no arrangements or understandings between Mr. Hicks and any other person pursuant to which Mr. Hicks was appointed to the Board. Except as disclosed in this Current Report on Form 8-K, since the beginning of Gentiva’s last fiscal year, Gentiva has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Hicks was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Stockholders’ Agreement, dated October 18, 2013, by and among Gentiva, R. Steven Hicks, as Stockholders’ Representative, and the former stockholders of Harden Healthcare Holdings, Inc. party thereto.

10.2	Senior Secured Credit Agreement, dated October 18, 2013, by and among Gentiva, Barclays Bank PLC, as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Bank of Montreal, General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as Co-Documentation Agents.

10.3	Guaranty Agreement, dated October 18, 2013, by and among the Guarantors and Barclays Bank PLC, as Administrative Agent.

10.4	Security Agreement, dated October 18, 2013, by and among Gentiva, the Guarantors and Barclays Bank PLC, as Administrative Agent.

10.5+	Consulting Agreement, dated October 18, 2013, by and among Gentiva, Javelin Healthcare Holdings, LLC and Capstar Partners, LLC

+	Management contract or compensation plan arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

Date: October 22, 2013	By:	/s/ John N. Camperlengo
John N. Camperlengo
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stockholders’ Agreement, dated October 18, 2013, by and among Gentiva, R. Steven Hicks, as Stockholders’ Representative, and the former stockholders of Harden Healthcare Holdings, Inc. party thereto.

10.2	Senior Secured Credit Agreement, dated October 18, 2013, by and among Gentiva, Barclays Bank PLC, as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Bank of Montreal, General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as Co-Documentation Agents.

10.3	Guaranty Agreement, dated October 18, 2013, by and among the Guarantors and Barclays Bank PLC, as Administrative Agent.

10.4	Security Agreement, dated October 18, 2013, by and among Gentiva, the Guarantors and Barclays Bank PLC, as Administrative Agent.

10.5+	Consulting Agreement, dated October 18, 2013, by and among Gentiva, Javelin Healthcare Holdings, LLC and Capstar Partners, LLC

+	Management contract or compensation plan arrangement.